                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):   June 10, 1994



                             JONES INTERCABLE, INC.
             (Exact name of registrant as specified in its charter)



        Colorado                     1-9953                  84-0613514
 (State of Organization)       (Commission File No.)         (IRS Employer
                                                             Identification No.)



P.0. Box 3309, Englewood, Colorado 80155-3309            (303) 792-3111
(Address of principal executive office and Zip Code) (Registrant's telephone no.
                                                        including area code)

Item 5. Other Events.

         On June 10, 1994, Jones Intercable, Inc., a Colorado corporation (the "Registrant"), Jones Global Group, Inc. ("Global Group"), a Colorado corporation of which the Registrant is a 38% shareholder, and certain of their subsidiaries (collectively, "Jones") entered into definitive agreements to contribute all of their interests in their United Kingdom cable/telephony operations and franchises and their holdings in Spain to Bell Cablemedia plc, a public limited company incorporated under the laws of England and Wales ("Bell Cablemedia") in exchange for approximately 49,420,000 Ordinary Shares of Bell Cablemedia (in the form of approximately 9,884,000 American Depositary Shares ("ADSs")). Bell Cablemedia is indirectly owned 80% by Bell Canada International Inc. ("BCI") and 20% by Cable & Wireless plc ("C&W"). Jones' agreement to contribute its United Kingdom and Spanish holdings to Bell Cablemedia is contingent upon the successful completion of Bell Cablemedia's proposed ADS offerings described below.

         Bell Cablemedia has filed a Registration Statement with the Securities and Exchange Commission (the "SEC") in connection with its proposed offering of 13,100,000 ADSs, each representing five Ordinary Shares of Bell Cablemedia. Of the ADSs being offered, 12,000,000 are being offered by Bell Cablemedia and 1,100,000 are being offered by Global Group. The proceeds of the sale of ADSs by Global Group are intended to allow it to satisfy potential U.S. tax liabilities in connection with the transactions. Seventy-five percent of the ADSs (9,825,000) will be offered in the United States and Canada, and the remaining twenty-five percent of the ADSs (3,275,000) will be offered internationally, inclusive of the United Kingdom. Prior to the ADS offerings, there has been no public market for the ADSs or the Ordinary Shares. The ADSs are intended to be quoted on the NASDAQ National Market System in the United States.

         The ADSs to be received by Jones will be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act"), and Jones will not be able to sell its ADSs unless an exemption from registration under the Securities Act is available. BCI, C&W and Jones have agreed that, for a period of 180 days after the date of the definitive prospectus to be used in Bell Cablemedia's ADS offerings, they will not sell or otherwise dispose of any ADSs or Ordinary Shares of Bell Cablemedia (except for those ADSs received by Global Group that are to be sold as part of the ADS offerings) without the prior written consent of the lead underwriter of the ADS offerings. Pursuant to a principal shareholders' registration rights agreement, Bell Cablemedia will grant certain demand and piggy-back registration rights to BCI, C&W and Jones. In addition, pursuant to the terms of a separate registration rights agreement, Bell Cablemedia has agreed to file promptly with the SEC a registration statement covering sales of all of Jones' ADSs received in connection with Bell Cablemedia's acquisition of Jones' United Kingdom and Spanish holdings (except for those ADSs received by Global Group that are to be sold as part of the ADS offerings) and to keep such registration statement effective for a period of approximately three years from the closings of the ADS offerings.

     In addition to the ADS offerings, Bell Cablemedia has filed a Registration Statement with the SEC in connection with its proposed offering of Senior Discount Notes due 2004.

     After giving effect to Bell Cablemedia's acquisition of Jones' United Kingdom holdings and the ADSs offerings, the principal shareholders of Bell Cablemedia, namely BCI, C&W and Jones, either directly or indirectly through affiliates, will own approximately 42%, 13% and 14%, respectively, of the issued and outstanding shares of Bell Cablemedia. Upon completion of Bell Cablemedia's acquisition of Jones' United Kingdom holdings and the ADSs offerings, Bell Cablemedia will become the third largest holder of cable/telephony licenses in the United Kingdom measured in terms of equity homes in its franchise areas with over two million equity homes in the United Kingdom.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   JONES INTERCABLE, INC.



Dated: June 17, 1994                               By: /s/ Elizabeth M. Steele
                                                       Elizabeth M. Steele,
                                                       Vice President